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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 1998 (April 9, 1998)


                                  GENESCO INC.
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             (Exact name of registrant as specified in its charter)

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
                  Tennessee                                  1-3083                        62-0211340
 --------------------------------------------         ----------------------           -------------------
(State or other jurisdiction of incorporation)       (Commission File Number)           (I.R.S. Employer
                                                                                       Identification No.)
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Genesco Park, 1415 Murfreesboro Road, Nashville, TN                  37217
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    (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (615) 367-7000


                                 Not Applicable
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          (Former name or former address, if changed since last report)




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ITEM 5.      OTHER EVENTS.

         On April 9, 1998, Genesco Inc. (the "Company") completed the sale
(the "Placement") of $103.5 million aggregate principal amount of 5.5% Convertible Subordinated Notes due April 15, 2005 (the "Notes") in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Notes, which may be redeemed at the option of the Company on and after April 17, 2001, in whole or in part , are convertible into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") at a conversion rate of 47.5172 shares of Common Stock per $1,000 principal amount of the Notes (equivalent to a conversion price of $21.045 per share).

         The net proceeds to the Company from the Placement were approximately $99.6 million. The Company intends to use the net proceeds from the Placement to redeem the Company's outstanding 10-3/8% Senior Notes due 2003 (the "Senior Notes"), to pay preferred stock dividend arrearages, and for general corporate purposes.

         The Notes and the Common Stock issuable upon their conversion have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to a Registration Rights Agreement between the Company and the initial purchasers of the Notes, the Company has agreed to file with the Securities and Exchange Commission within 90 days of the first date of original issuance of the Notes, to cause to be declared effective within 270 days following such date, and to keep effective for two years thereafter, a shelf registration statement with respect to the resale of the Notes and the Common Stock issuable upon conversion thereof. The Company will be required to pay liquidated damages to the holders of the Notes or the underlying Common Stock under certain circumstances if the Company is not in compliance with its registration obligations.

         A press release relating to the sale of the Notes is attached to this Report, and incorporated herein by reference, in accordance with Rule 135c(d) of the Securities Act.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) and (b)  Inapplicable.

(c)      Exhibits.

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
         4.1     Form of 5.5% Convertible Subordinated Notes Due April 15, 2005.

         4.2 Indenture, dated as of April 9, 1998, between Genesco Inc. and United States Trust Company of New York.

         10 Registration Rights Agreement, dated as of April 9, 1998, by and among Genesco Inc., Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC, and SBC Warburg Dillon Read Inc.

         99      Press Release, dated April 6, 1998 relating to the Placement.
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                                   SIGNATURES

         Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENESCO INC.

Dated: April 15, 1998                     By:   /s/ Roger G. Sisson
                                              -------------------------------
                                                Roger G. Sisson, Esq.,
                                                Secretary and General Counsel




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                      EXHIBIT INDEX


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
       No.                                     Exhibit
-----------------       ---------------------------------------------------------------
       4.1              Form of 5.5% Convertible Subordinated Notes Due April 15, 2005.

       4.2 Indenture, dated as of April 9, 1998, between Genesco Inc. and United States Trust Company of New York.

       10 Registration Rights Agreement, dated as of April 9, 1998, by and among Genesco Inc., Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC, and SBC
                        Warburg Dillon Read Inc.

       99               Press Release, dated April 6, 1998 relating to the Placement.

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